Exhibit 16.1

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado  80014
Telephone (303)306-1967
Fax (303)306-1944

January 31, 2012

United States Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549

Re: Sunshine Biopharma, Inc.

On January 30, 2012 my appointment as auditor for Sunshine Biopharma, Inc. ceased. I have read Sunshine Biopharma, Inc.’s statements included under Item 4.01 of its Form 8-K dated January 30,2012 and agree with such statements, insofar as they apply to me.

Very truly yours,

Ronald R. Chadwick, P.C.
Certified Public Accountant